UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     (i) On December 21, 2004, the Compensation Committee of our Board of Trustees awarded to one of our non-management Trustees, Wyche Fowler, 747 “restricted” common shares in payment of a pro rata portion of his Trustee compensation. The form of restricted share agreement with Mr. Fowler is attached to this Current Report on Form 8-K as Exhibit 10.1. Other than the date of the award agreement and the number of shares covered by the award agreement, the form of the award agreement is identical to the form of award agreement attached to our Quarterly Report on Form 10-Q filed on August 6, 2004 that we entered into with our other non-management Trustees.

     (ii) On December 21, 2004, our Board of Trustees adopted the Executive Deferred Compensation Plan (the “Plan”), which will become effective January 1, 2005. Under the Plan, Brandywine Realty Trust will provide employees and non-employee trustees who are eligible to participate in the Plan with the opportunity to defer compensation. The Plan continues the deferral opportunity that we previously offered under a deferred compensation adopted in 2000. In connection with new requirements imposed on deferred compensation plans by the American Jobs Creation Act of 2004 and the regulations to be issued thereunder ("AJCA"), we froze the prior plan to new deferrals and adopted the Plan, which is intended to comply with the AJCA. The amount of compensation to be deferred by each participating employee or non-employee trustee will be based on elections by each participant. Deferred compensation will be credited to participants’ account balances under the Plan. Account balances of employee participants will be credited with income, gains and losses based on the performance of investment funds that are made available for participant investment direction under the Plan. Participants will be eligible to receive distributions of the amounts credited to their account balances at a time or times established under the rules of the Plan on a basis consistent with applicable tax law principles. A copy of the Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or waiver of a Provision of the Code of Ethics.

     In connection with its annual review of Board committee charters and our corporate governance principles, on December 21, 2004, our Board approved clarifying amendments to our Code of Business Ethics and Conduct. Together with our Board committee charters and Corporate Governance Principles, our revised Code of Business Conduct and Ethics (which we attach as Exhibit 14.1 to this Current Report on Form 8-K) may be found on our internet website at http://www.brandywinerealty.com.

Item 8.01	Other Events.

     We are filing, as Exhibit 99.1, a description of the material U.S. federal income tax consequences relating to the taxation of us as a REIT and the ownership and disposition of our common shares. This description replaces and supersedes prior descriptions of the material federal income tax treatment of us and our shareholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K. The description of material U.S. federal income tax consequences includes forward-looking statements. These forward-looking statements are identified by using words such as “anticipate”, “believe”, “intend”, “may be” and “will be” and similar words or phrases, or the negative thereof. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements include, among others, the factors discussed in the risk factors included in our Form 10-K for the year ended December 31, 2003. For all forward-looking statements contained herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.1	Restricted Share Award to Wyche Fowler.

10.2	Brandywine Realty Trust Executive Deferred Compensation Plan.

14.1	Code of Business Conduct and Ethics

99.1	Description of material U.S. Federal Tax Consequences

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: December 22, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer